UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 1, 2005 (July 26, 2005)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2005, SigmaTel, Inc., a Delaware corporation (“SigmaTel”), Amoeba Acquisition Corporation, a California corporation and wholly-owned subsidiary of SigmaTel, Amoeba II Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of SigmaTel, Protocom Corporation, a California corporation (“Protocom”), certain shareholders of Protocom, and Ren-Yuh Wang, as shareholders’ agent for the shareholders of Protocom, entered into an Agreement and Plan of Reorganization (“Agreement”) pursuant to which SigmaTel agreed to acquire Protocom. Under the terms of the Agreement, SigmaTel has agreed to pay an aggregate purchase price of $47,000,000, consisting of $18,800,000 in cash consideration and $28,200,000 in unregistered restricted shares of SigmaTel’s common stock, par value $0.001 per share (“Restricted Shares”).

The Restricted Shares received by the Protocom shareholders will be subject to a lock-up agreement as follows: (a) Restricted Shares received by non-employees of Protocom who were former holders of preferred stock of Protocom, shall be locked up for 90 days following closing, and (b) Restricted Shares received by other shareholders of Protocom shall be locked up for 2 years, with the lock-up expiring with respect to 25% of such shares at the end of each 6 month period following the closing. SigmaTel has committed to filing a registration statement with respect to the Restricted Shares under the Securities Act of 1933, as amended, within 90 days of the closing.

The Agreement provides that SigmaTel will set aside a reserve of $3,000,000 for an employee retention bonus plan for the former Protocom employees. Bonuses under this plan will be contingent upon a specified percentage of such employees remaining with SigmaTel after the closing and certain other performance objectives and will be payable over three years in three annual installments based on an allocation to be determined prior to closing. The Agreement also provides that SigmaTel will assume unvested options held by employees of Protocom at the time of closing.

The purchase price was determined through arms-length negotiations between the parties and the cash portion will be paid from SigmaTel’s available cash funds. $4,700,000 of the purchase price will be deposited into an escrow account upon closing for purposes of settling indemnification claims for the one-year period following the closing.

This acquisition is subject to customary closing conditions.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto.

The press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

    (c)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated July 26, 2005, by and between SigmaTel, Inc., Amoeba Acquisition Corporation, Amoeba II Acquisition Corporation, Protocom Corporation, certain shareholders of Protocom, and Ren-Yuh Wang, as shareholders’ agent for the shareholders of Protocom.

99.1	Press Release, dated July 26, 2005, announcing signing of Agreement and Plan of Reorganization with Protocom

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005

SIGMATEL, INC.

By:	/S/ Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and
Secretary

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EXHIBIT INDEX

EXHIBIT NO.
2.1	Agreement and Plan of Reorganization, dated July 26, 2005, by and between SigmaTel, Inc., Amoeba Acquisition Corporation, Amoeba II Acquisition Corporation, Protocom Corporation, certain shareholders of Protocom, and Ren-Yuh Wang, as shareholders’ agent for the shareholders of Protocom.

99.1	Press Release, dated July 26, 2005, announcing signing of Agreement and Plan of Reorganization with Protocom

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